EXHIBIT 32.1

Certification of Principal Executive Officer

and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Form 10-K of Sunrise Telecom Incorporated for the year ended December 31, 2006, we, Paul A. Marshall , President and Chief Executive Officer and Richard D. Kent, Chief Financial Officer, respectively, of Sunrise Telecom Incorporated, hereby certify to the best of our knowledge, that:

(1)	such Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, fairly presents, in all material respects, the financial condition and results of operations of Sunrise Telecom Incorporated.

April 10, 2008	/s/ PAUL A. MARSHALL
Date	PAUL A. MARSHALL President and Chief Executive Officer (Principal Executive Officer)

April 10, 2008	/s/ RICHARD D. KENT
Date	RICHARD D. KENT Chief Financial Officer (Principal Financial Officer)